UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

DBX ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(IRS Employer Identification No.)

DBX ETF Trust 60 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
db X-trackers Harvest China Fund	NYSE Arca, Inc.	38-3898749

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-170122

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained in Post-Effective Amendment No. 23 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-170122 and 811-22487), as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 29, 2013, as the same may be amended.

Item 2.	Exhibits

A.	Registrant’s Certificate of Trust dated October 7, 2010 is incorporated by reference to the Trust’s Registration Statement, filed with the Securities and Exchange Commission (the “SEC”) on October 25, 2010.

B.	Registrant’s Agreement and Declaration of Trust dated as of October 7, 2010 is incorporated by reference to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, filed with the SEC on February 9, 2011.

C.	Registrant’s Bylaws dated October 7, 2010 are incorporated by reference to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement, filed with the SEC on February 9, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DBX ETF Trust

Date: August 29, 2013	By:	/s/ Alex Depetris
Alex Depetris
President and Chief Executive Officer